UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 29, 2005
(Date of Report)

RecycleNet Corporation
(Exact name of registrant as specified in its charter)

Utah	87-0301924
(State of incorporation)	(IRS employer identification number)

175 East 400 South, Suite 900, Salt Lake City, Utah 84111
(Address of principal office)
801.531.0404
(Registrant's telephone number)

Item 8.01. Other Events.

On November 24, 2005, the Board of Directors of RecycleNet Corporation adopted a resolution declaring a pro-rata spin-off of all shares of Scrap China Corporation owned by RecycleNet.
The shareholders of RecycleNet will receive 1 share of Scrap China for every 10 shares of RecycleNet.  The Scrap China shares will be issued to all shareholders of record as at the close of business on January 20, 2006.  Scrap China was formed by RecycleNet to undertake a different line of business from the business regularly engaged in by RecycleNet.  The Board of Directors of RecycleNet decided to distribute the Scrap China shares to the RecycleNet shareholders to benefit its shareholders and to separate the different lines of business. Scrap China is engaged in the business of arranging the import of recyclable materials into China.  Scrap China is a reporting company under the Securities and Exchange Act of 1934 and its reports are available on the Securities and Exchange Commission's web site at www.sec.gov.

Exhibit 20 - Consent Resolution dated November 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RecycleNet Corporation

Date: November 29, 2005	/s/ Paul Roszel
Paul Roszel, President